EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Classover to Hire 2,500 U.S. Teachers to Power Operations and Curate Proprietary AI Training Dataset

New York, NY – April 10, 2025 – Classover Holdings, Inc. (Nasdaq: KIDZ, KIDZW), a leader in live, interactive online learning through its wholly-owned subsidiary Class Over Inc. (“Classover”), announced today that it intends to hire 2,500 U.S.-based teachers and instructors over the next 12 to 24 months. Building on its existing base of over 650 active U.S. teachers, this strategic hiring initiative will support both Classover’s growing live education programs and the continued development of its proprietary AI tutor agent technology, set for public launch in 2026.

In addition to delivering real-time, virtual lessons to students nationwide, many of the newly hired educators are expected to collaborate directly with Classover’s product and engineering teams to curate, structure, and annotate high-quality instructional content. This work includes identifying pedagogically sound teaching sequences, labeling key instructional strategies (for example, scaffolding, feedback and guided inquiry), and preparing selected sessions for use in the training and fine-tuning of Classover’s AI tutor agents.

To date, Classover has built a broad proprietary teaching dataset in the education sector, comprising over 300,000 hours of recorded, instructor-led sessions. This exclusive dataset forms the foundation of the company’s AI models—enabling its tutor agents to mimic the clarity, pacing, and instructional depth of real educators, far beyond what synthetic or scraped content can offer.

Unlike generalized large language models trained on public data, Classover’s approach is teacher-first and pedagogy-driven. Its AI tutor agents are designed to emulate the human qualities that define effective teaching—such as adaptability, encouragement, concept reinforcement, and personalized learning pathways—within an on-demand digital environment.

This initiative also reflects Classover’s American-first workforce strategy, focused on employing U.S.-based educators to build and power its AI infrastructure domestically. This approach not only supports American jobs, but also aims to ensure minimal exposure to tariffs, global supply chain risks, and cross-border data localization challenges.

New positions are expected to be available nationwide, offering both full-time and flexible part-time roles. Many teachers will also contribute to specialized AI training tasks, with priority given to certified educators, subject-matter experts, and instructors with experience in online learning or curriculum design.

This expanded team will be instrumental in launching Classover’s AI-powered on-demand tutoring platform, which will provide students with broad access to intelligent, responsive, and highly personalized learning experiences—all through a flat monthly subscription.

About Classover

Founded in 2020 and headquartered in New York, Classover has rapidly emerged as a leader in educational technology, specializing in live online courses for K-12 students worldwide. Offering a diverse curriculum tailored to different learning levels and interests, Classover empowers students through personalized instruction, innovative course design, and cutting-edge AI technology. From creativity-driven programs to competitive test preparation, Classover is dedicated to redefining education through accessible, high-quality learning experiences.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Classover’s current beliefs, expectations and assumptions regarding the future of Classover’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Classover’s control including, but not limited to: the ability of Classover to achieve the anticipated benefits of its recently completed business combination with Battery Future Acquisition Corp. (“BFAC”); Classover’s inability to maintain the listing of its securities on Nasdaq following the business combination; Classover’s ability to execute its business model, including obtaining market acceptance of its products and services; Classover’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; changes in Classover’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; Classover’s ability to attract and retain a large number of customers; Classover’s future capital requirements and sources and uses of cash; Classover’s ability to attract and retain key personnel; Classover’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; and the possibility that Classover may be adversely affected by other economic, business, and/or competitive factors. These risks and uncertainties also include those risks and uncertainties indicated in the definitive proxy statement/prospectus included in the Registration Statement on Form S-4 filed by Classover Holdings, Inc. in connection with its business combination with BFAC. Classover’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Classover in this press release is based only on information currently available to Classover and speaks only as of the date on which it is made. Classover undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Class Over IR Team

ir@classover.com

800-345-9588

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